Exhibit 3
                             AMENDED AND RESTATED
                            BY-LAWS of HASBRO, INC.


  (as amended from time to time and restated by the Board of Directors as of February 16, 1996)


                                   ARTICLE I

                                    OFFICES

          Section 1.1. The office of Hasbro, Inc. (the "Corporation") within the State of Rhode Island shall be located in the City of Pawtucket, County of Providence.

          Section 1.2. Other Offices. The Corporation may also have offices and places of business at such other places within or without the State of Rhode Island as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS

          Section 2.1. Place. All meetings of shareholders of the Corporation shall be held at such place within or without the State of Rhode Island as shall be stated in the notice of the meeting.

          Section 2.2. Annual Meeting. Commencing with the year 1995, a meeting of the shareholders of the Corporation shall be held annually on the second Wednesday in the month of May of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, or on such other date and at such time and place as the Board of Directors shall determine, and at such meeting, the shareholders shall transact such business as may properly be brought before the meeting.

          Section 2.3. Special Meetings. Special meetings of the shareholders of the Corporation, for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Articles of Incorporation (the "Articles of Incorporation"), may be called by the Chairman of the Board, any Vice Chairman, any Chief Operating Officer, the President, or the Board of Directors.

          Section 2.4. Notice of Meetings. Written notice of each meeting of shareholders of the Corporation stating the place, date and hour thereof, and in the case of a special meeting of shareholders, specifying the purpose or purposes thereof, and the person or persons by whom or at whose direction such meeting has been called, shall be given to each shareholder entitled to vote thereat, at his address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days prior to the meeting.

          Section 2.5. Quorum. At each meeting of the share holders of the Corporation, the holders of a majority of shares of the Corporation entitled to vote thereat, present in person or by proxy, shall constitute a quorum, except as may be otherwise provided by the Articles of Incorporation or these By-Laws. If, however, a quorum shall not be present on the date specified in the original notice of meeting, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting, at which a quorum shall be present, the shareholders, present in person or by proxy, may transact any business which might have been transacted had a quorum been present on the date specified in the original notice of meeting.

          Section 2.6. Voting. At any meeting of the share holders of the Corporation, each shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder. Except as may be otherwise provided by the Articles of Incorporation, each holder of record of Common Stock shall be entitled to one vote for every share of such stock standing in his name on the books of the Corporation. All elections of directors by shareholders shall be determined by a plurality vote and, except as otherwise provided by statute, the Articles of Incorporation or
Article XII of these By-Laws, all other matters shall be decided by the vote of the holders of a majority of the stock having voting power and represented in person or by proxy at such meeting.

          Section 2.7.  Proxies.  Each proxy shall be executed in writing
by the shareholder or by his duly authorized attorney.   No proxy shall
be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein a longer duration. Each proxy shall be revocable at the pleasure of the person executing it or of his personal representatives, except in those cases where an irrevocable proxy is permissible under applicable law.

          Section 2.8. Consents. Action shall be taken by the shareholders only by unanimous written consent or at annual or special meetings of shareholders of the Corporation except that, if and with the percentage of the outstanding Preference Stock or any series thereof (the "Required Percentage") set forth in the resolution or resolutions adopted by the Board of Directors with respect to the Preference Stock, action may be taken without a meeting, without prior notice and without a vote, if consent in writing setting forth the action so taken, shall be signed by the holders of the Required Percentage of the outstanding Preference Stock or any series thereof entitled to vote thereon.

          Section 2.9. Shareholder Proposals. Any new business proposed by any shareholder to be taken up at the annual meeting of shareholders shall be stated in writing and filed with the Secretary of the Corporation at least 150 days before the date of the annual meeting, and all business so stated, proposed and filed shall, if appropriate under applicable law, be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. These provisions shall not prevent the consideration and approval or disapproval at the annual meetings of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. The business to be taken up at a special meeting of shareholders shall be confined to that set forth in the notice of special meeting.

          Section 2.10. Nomination of Directors.

           (a) Except as otherwise expressly provided in the Articles of Incorporation or pursuant to applicable law, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (I) who is a shareholder of record on the date of the giving of notice provided for in this Section 2.10 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedure set forth in this Section 2.10.

           (b) In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (as more fully described below). To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the one year anniversary date of the immediately preceding annual meeting of shareholders; provided that in the event that the annual meeting is not called for at a date that is not within the thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

           (c) To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director (I) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series or number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such shareholder,(iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require that any proposed nominee furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. Such written notice from the nominating shareholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected.

           (d) Except as otherwise expressly provided in the Articles of Incorporation or pursuant to applicable law, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                                  ARTICLE III

                                   DIRECTORS

          Section 3.1. Board of Directors. The property and business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by statute or by the Articles of Incorporation or by these By-Laws, directed or required to be exercised or done by the shareholders. Directors need not be shareholders.

          Section 3.2. Number. The number of directors of the Corporation (exclusive of directors that may be elected by the holders of any one or more series of the Preference Stock voting separately as a class or classes) that shall constitute the entire Board of Directors (the "Entire Board of Directors") shall be 17, unless otherwise determined from time to time by resolution adopted by the affirmative vote of a majority of the Entire Board of Directors, except that if an Interested Person (as hereinafter defined in Article XIII of these By-Laws) exists, such majority must include the affirmative vote of at least a majority of the Continuing Directors (as hereinafter defined in Article XIII of these By-Laws).

          Section 3.3. Election. Directors shall be elected at the annual meeting of shareholders, or as otherwise provided in the Articles of Incorporation or in these By-Laws.

          Section 3.4. Term of Office, Classes. Except with respect to any directors elected by holders of any one or more series of Preference Stock voting separately as a class or classes, the Board of Directors shall be divided into three (3) classes in respect of term of office, designated Class I, Class II and Class III. Each class shall contain one-third (1/3) of the Entire Board of Directors, or such other number that will cause all three (3) classes to be as nearly equal in number as possible, with the terms of office of one class expiring each year. At the annual meeting of shareholders in 1985, directors of Class I shall be elected to serve until the annual meeting of shareholders to be held in 1986; the directors of Class II shall be elected to serve until the annual meeting of shareholders to be held in 1987; and the directors of Class III shall be elected to serve until the annual meeting of share-holders to be held in 1988; provided that in each case, directors shall continue to serve until their successors shall be elected and shall qualify or until their earlier death, resignation or removal. At each subsequent annual meeting of shareholders, one (1) class of directors shall be elected to serve until the annual meeting of shareholders held three (3) years next following and until their successors shall be elected and shall qualify or until their earlier death, resignation or removal. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director. Any increase or decrease in the number of directors shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

          Section 3.5. Removal. Except as otherwise required by law and subject to the terms of any one or more classes or series of outstanding capital stock of the Corporation, any director may be removed; provided, however, such removal must be for cause and must be approved by at least a majority vote of the Entire Board of Directors or by at least a majority of the votes held by the holders of shares of the Corporation then entitled to be voted at an election for that director, except that if an Interested Person exists, such removal must be approved (1) by at least a majority vote of the Entire Board of Directors, including a majority of the Continuing Directors, or (2) by at least 80% of the votes held by the holders of shares of the Corporation then entitled to be voted at an election for that director, including a majority of the votes held by holders of shares of the Corporation then entitled to vote at an election for that director that are not beneficially owned or controlled, directly or indirectly, by any Interested Person. For purposes of this
Section 3.5, the Entire Board of Directors will not include the director who is the subject of the removal determination, nor will such director be entitled to vote thereon. However, nothing in the preceding sentence shall be construed as preventing a director who is the subject of removal determination (but who has not yet actually been removed in accordance with this Section 3.5) from voting on any other matters brought before the Board of Directors, including, without limitation, any removal determination with respect to any other director or directors.

          Section 3.6. Vacancies. Except as otherwise provided by the terms of any one or more classes or series of outstanding capital stock of the Corporation, any vacancy occurring on the Board of Directors, including any vacancy created by reason of any increase in the number of directors, shall be filled by the affirmative vote of at least a majority of the remaining directors, whether or not such remaining directors constitute a quorum, except that if an Interested Person exists, such majority of the remaining directors must include a majority of the Continuing Directors. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor in office.


                                  ARTICLE IV

                             MEETINGS OF THE BOARD

          Section 4.1. Time and Place. Meetings of the Board of Directors may be held either within or without the State of Rhode Island. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board. Each special meeting of the Board of Directors shall be held at such time and place as shall be stated in the notice of the meeting.

          Section 4.2. First Meeting. The first meeting of each newly elected Board of Directors shall be held within ten (10) days following each annual meeting of the shareholders, at such time and place either within or without the State of Rhode Island, as shall be announced at the annual meeting of share holders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

          Section 4.3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, any Vice Chairman, any Chief Operating Officer, the President, or the Secretary, and at the written request of any two (2) directors, shall be called by the Secretary. Written notice of each special meeting of directors, stating the time and place thereof, shall be served upon each director, personally, by mail or by telegraph, at least two (2) days before such meeting.
          Section 4.4. Quorum and Voting. At all meetings of the Board of Directors a majority of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without further notice other than announcement at the meeting, until a quorum shall be present.

          Section 4.5. Telephone Conference Meetings. Meetings of the directors may be held by means of a telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

          Section 4.6. Consents. Any action allowed or required to be taken at a meeting of the Board of Directors or by any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed before or after such action by all of the directors, or all of the members of the committee, as the case may be.


                                   ARTICLE V

                            COMMITTEES OF DIRECTORS

          Section 5.1. Designation; Powers. The Board of Directors may, by resolution or resolutions adopted by a majority of the Entire Board of Directors, designate from among its members an Executive Committee, or other Committees, each consisting of three (3) or more directors, and each of which, to the extent provided in any such resolution, shall have all the authority of the Board, except as provided by law, the Articles of Incorporation or these By-Laws. The Board of Directors may designate one or more directors as alternate members of any such Committee who may replace any absent member or members at any meeting of such Committee.

          Section 5.2. Tenure and Reports. Each such Committee shall serve at the pleasure of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board.


                                  ARTICLE VI

                                    NOTICES

          Section 6.1. Delivery of Notices. Notices to directors and shareholders shall be in writing and may be delivered personally or by mail. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the post office or a letter box, in a postpaid, sealed wrapper, and shall be addressed to directors or shareholders at their addresses appearing on the books of the Corporation. Notice to directors may also be given by telecopy.

          Section 6.2. Waiver of Notice. Whenever any notice is required to be given by any statute, the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Any shareholder attending a meeting of shareholders in person or by proxy, or any director attending a meeting of the Board of Directors or any committee thereof, without protesting such lack of notice prior to the meeting or at its commencement, shall be deemed conclusively to have waived notice of such meeting. Any shareholder signing a unanimous or other written consent pursuant to Section 2.8 hereof or any director signing a unanimous written consent pursuant to Section 4.6 hereof shall be deemed conclusively to have waived notice of the action taken by such consent.


                                  ARTICLE VII

                                   OFFICERS

          Section 7.1. Officers. The officers of the Corporation shall be a Chairman of the Board, one or more Vice Chairmen, a Chief Operating Officer--Domestic Toy Operations, a Chief Operating Officer--Games and International (each of said Chief Operating Officers being sometimes referred to in these By-Laws as a "Chief Operating Officer" and both of said officers being sometimes referred to as "Chief Operating Officers"), a President, one or more Vice Presidents, a Treasurer, a Controller and a Secretary, each of whom shall be elected annually by the directors at their annual meeting, and shall hold office at the pleasure of the Board of Directors. Any person may hold two or more such offices.

          Section 7.2. Additional Officers. The Board of Directors may appoint such other officers and agents, including, without limitation, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers with such powers and duties as it shall deem necessary or appropriate. All such officers or agents shall hold office at the pleasure of the Board of Directors.

          Section 7.3. Authorities and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors.

          Section 7.4. Salaries. The salaries or other com- pensation of all officers of the Corporation shall be fixed by the Board of Directors. The salaries or other compensation of all other employees and agents of the Corporation may be fixed by the Board of Directors.
However, the Board of Directors may delegate to one or more officers or employees authority to employ and to fix the salaries or other compensation of any such employees or agents.

          Section 7.5. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors.

          Section 7.6. The Vice Chairman. In the absence of the Chairman of the Board, the Vice Chairman (and if there is more than one Vice Chairman, the Vice Chairmen in order of their seniority or as otherwise determined by the Board) shall preside at all meetings of the Board of Directors and shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors.

          Section 7.7. The Chief Operating Officers. In the absence of the Chairman of the Board and any Vice Chairman, any Chief Operating Officer (and if there is more than one Chief Operating Officer, in order of their seniority or as otherwise determined by the Board) shall preside at all meetings of the Board of Directors and shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors.

          Section 7.8. The President. In the absence of the Chairman of the Board, any Vice Chairman and the Chief Operating Officers, the President shall preside at all meetings of the Board of Directors and shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors.

          Section 7.9. The Vice Presidents. The Vice Presidents in the order of their seniority, as indicated by their titles (Executive, Senior, etc.) or as otherwise determined by the Board of Directors, shall, in the absence of the Chairman of the Board, any Vice Chairman, the Chief Operating Officers and the President, perform the duties and exercise the powers of the Chairman of the Board, the Vice Chairmen, the Chief Operating Officers and the President, shall perform such other duties as the Board of Directors shall prescribe and shall generally assist the Chairman of the Board, the Vice Chairmen, the Chief Operating Officers and the President.

          Section 7.10. The Secretary. The Secretary shall attend meetings of the Board of Directors and shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees of the Board of Directors when required. He shall give, or cause to be given, notice of meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairmen, the Chief Operating Officers and the President, under whose collective supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Treasurer. He shall keep in safe custody the certificate books and stock books and such other books and papers as the Board of Directors may direct and shall perform all other duties incident to the office of Secretary.

          Section 7.11.  Assistant Secretaries.  The Assistant
Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

          Section 7.12. The Treasurer. The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the Vice Chairmen, the Chief Operating Officers, the President and the Board of Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and
of the financial condition of the Corporation.   If required by the Board
of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 7.13. Assistant Treasurers. The Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors may prescribe.

          Section 7.14. Execution of Instruments. Each of the Chairman of the Board, the Vice Chairmen, the Chief Operating Officers, the Pres-ident and the Executive Vice Presidents shall have the power to sign on behalf of the Corporation bonds, notes, deeds, mortgages, guarantees and any and all contracts, agreements and instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of the business of the Corporation, except in cases in which the signing and execution thereof shall have been expressly delegated by the Board of Directors of the Corporation to some other officer or agent of the Corporation.


                                 ARTICLE VIII

                             CERTIFICATES OF STOCK

          Section 8.1. Form. The certificates of stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, and shall be signed by the Chairman of the Board, any Vice Chairman, any Chief Operating Officer, the President, any Executive Vice President, Senior Vice President, or Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and shall bear the seal of the Corporation or an engraved or printed facsimile thereof. Where any such certificate is signed by a transfer agent or by a registrar, the signature of the Chairman of the Board, any Vice Chairman, any Chief Operating Officer, the President, Executive Vice President, Senior Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer, transfer agent or registrar, who has signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates, shall cease to be such officer, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation.

          Section 8.2. Registered Shareholders. The Corporation shall be entitled to (1) recognize the exclusive right of a person registered on its books as the owner of shares as entitled to receive dividends and notices of meetings of shareholders and to vote as such owner; and (2) hold liable for calls and assessments a person registered on its books as the owner of shares; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

          Section 8.3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and upon such other terms as the Board of Directors may prescribe; and the Board of Directors may, in its discretion and as a condition precedent to the issuance of a new certificate or certificates, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 8.4.  Record Date.

           (a) For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

           (b)  If no record date is fixed:

               (1) The record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held.

               (2) The record date for determining shareholders for any purpose other than that specified in subparagraph (1) shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

          (c) When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting.

          Section 8.5. Fractional Shares. The Corporation may (1) issue fractions of a share, (2) arrange for the disposition of fractional interests by those entitled thereto, (3) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (4) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not, unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the
Corporation in the event of liquidation.   The Board of Directors may
cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip, or subject to any other conditions which the Board of Directors may deem advisable.


                                   ARTICLE IX

                              GENERAL PROVISIONS

          Section 9.1. Dividends. Subject always to the provisions of the law and the Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to share holders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid in of the Corporation as working capital for the Corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.

          Section 9.2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

          Section 9.3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Incorporated, Rhode Island". Said seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

          Section 9.4. Instruments for the Payment of Money. All checks or other instruments for the payment of money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


                                   ARTICLE X

                                INDEMNIFICATION

          Section 10.1. Without limiting the provisions of Section 10.2 , each person who at any time serves or shall have served as a director or officer of the Corporation or who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a member of any committee of the Board of Directors or as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan shall be indemnified to the full extent permitted by Title 7-1.1-4.1 of the Rhode Island Business Corporation Act, as the same may be amended from time to time.

          Section 10.2. Nothing contained in this ARTICLE X shall affect any rights to indemnification to which directors and officers may be entitled by agreement, vote of shareholders or disinterested directors or otherwise.


                                  ARTICLE XI

                                  AMENDMENTS

          Section 11.1. Power to Amend. The Board of Directors is authorized to adopt, repeal, alter, amend or rescind these By- Laws by the affirmative vote of at least a majority of the Entire Board of Directors, except that if an Interested Person exists, such Board action must be taken by the affirmative vote of at least a majority of the Entire Board of Directors, including a majority of the Continuing Directors. The shareholders may adopt, repeal, alter, amend or rescind the By-Laws of the Corporation by the vote of at least 66-2/3% of the votes held by holders of shares of Voting Stock (as hereinafter defined) except that if an Interested Person exists, such shareholder action must be taken by the vote of at least 80% of the votes held by holders of shares of Voting Stock, including an Independent Majority of Shareholders (as hereinafter defined in Article XIII of these By-Laws).


                                  ARTICLE XII

                             BUSINESS COMBINATIONS

          Section 12.1. Subject to Section 12.2 of this Article XII, but notwithstanding any other provisions of these By-Laws or of the Articles of Incorporation or the fact that no vote for such a trans-action may be required by law or that approval by some lesser percentage of shareholders may be permitted by law, neither the Corporation nor any Subsidiary shall be party to a Business Combination (as hereinafter de-fined in Article XIII of these By-Laws) unless all of the following conditions are met:

           (1) After becoming an Interested Person and prior to the consummation of such Business Combination:

                (a) such Interested Person shall not have acquired any newly issued shares of capital stock, directly or indirectly, from the Corporation or a Subsidiary (except upon exercise or conversion of warrants or other rights, including preemptive rights, or convertible securities acquired by an Interested
Person prior to becoming an Interested Person or upon compliance with the provisions of this Article XII or as a result of a pro rata stock dividend or stock split);

                (b) such Interested Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or a Subsidiary, or have made any major changes in the Corporation's business or equity capital structure;

                (c) except as approved by a majority of the Continuing Directors, there shall have been (i) no reduction in the annual rate of dividends paid on Voting Stock (except as necessary to reflect a pro rata stock dividend or stock split) and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Voting Stock; and

                (d) such Interested Person shall have taken steps to insure that the Board of Directors of the Corporation included at all times representation by Continuing Directors proportionate to the ratio that the number of shares of Voting
Stock (as hereinafter defined in Article XIII of these By-Laws) from time to time owned by shareholders who are not Interested
Persons bears to all shares of Voting Stock outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the directors); and

          (2) The Business Combination shall have been approved by at least a majority of the Entire Board of Directors of the Corporation, including a majority of the Continuing Directors; and

          (3) A shareholder's meeting shall have been called for the purpose of approving the Business Combination and a proxy statement complying with the requirements of the Exchange Act, as amended, or any successor statute or rule, whether or not the Corporation is then subject to such requirements, shall be mailed to all shareholders of the Corporation not less than thirty (30) days prior to the date of such meeting for the purpose of soliciting shareholder approval of such Business Combination and shall contain at the front thereof, in a promi-nent place, (a) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state, and (b) the opinion of a reputable national investment banking firm as to the fairness (or lack thereof) of the terms of such Business Combination, from the point of view of the remaining shareholders of the Corporation (such investment banking firm to be engaged by a majority of the Continuing Directors solely on behalf of the remaining shareholders and paid a reasonable fee for their services, which fee shall not be contingent upon the consummation of the transaction); and

          (4) The Business Combination shall have been approved by at least 80% of the votes held by the holders of the outstanding Voting Stock, including an Independent Majority of Shareholders.

          Section 12.2. The approval requirements of Section 12.1 shall not apply to any particular Business Combination, and such Business Combination shall require only such affirmative shareholder vote as is required by law, any other provision of the Articles of Incorporation or of these By-Laws, the terms of any outstanding classes or series of capital stock of the Corporation or any agreement with any national securities exchange, if the Business Combination is approved by a majority of the Entire Board of Directors, including the affirmative vote of at least 66-2/3% of the Continuing Directors.

           Section 12.3. The Board of Directors of the Corporation, when evaluating any offer of another Person (the "Offering Person") (i) to make a tender or exchange offer for any equity security of the Corporation or (ii) to effect any Business Combination (as defined in Article XIII of these By-Laws, except that for purposes of this Section
12.3 the term "Person" shall be substituted for the term "Interested Person"), shall, in connection with the exercise of the Board's judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to such factors as the Board of Directors determines to be relevant, including, without limitation:

                (a) the relationships between the consideration offered by the Offering Person and (x) the market price of the Voting
Stock over a period of years, (y) the current and future value of the Corporation as an independent entity and (z) political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects;

                (b) the interests of all of the Corporation's share-holders, including minority shareholders;

                (c) whether the proposed transaction might violate federal, state, local or foreign laws;

                (d) the competence, experience and integrity of the Offering Person and its management; and

                (e) the social, legal and economic effects upon employees, suppliers, customers, licensors, licensees and other constituents of the Corporation and its Subsidiaries and on the communities in which the Corporation and its Subsidiaries operate or are located.

          In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

          Section 12.4.  As to any particular transaction, the
Continuing Directors shall have the power and duty to determine, on the basis of information known to them:

                (a) The amount of Voting Stock beneficially owned by any Person (as hereinafter defined in Article XIII of these By-Laws);

                (b) Whether a Person is an Affiliate (as herein after defined in Article XIII of these By-Laws) or Associate (as hereinafter defined in Article XIII of these By-Laws) of another;

                (c) Whether a Person has an agreement, arrangement or understanding with, or is acting in concert with, another;

                (d)  Whether the assets subject to any Business
Combination constitute a Substantial Part (as hereinafter defined in Article XIII of these By-Laws);

                (e) Whether a proposed transaction is proposed, directly or indirectly, by or on behalf of any Person;

                (f) Whether a proposed amendment of any Article of the Articles of Incorporation would have the effect of modifying or permitting circumvention of the provisions of Article Eighth through Twelfth of the Articles of Incorporation; and

                (g) Such other matters with respect to which a determination is required under Articles Eighth through Twelfth of the Articles of Incorporation.

          Any such determination shall be conclusive and binding for all purposes of the Articles of Incorporation and of these By-Laws.

          Section 12.5. The affirmative votes required by this Article XII is in addition to the vote of the holders of any class or series of capital stock of the Corporation otherwise required by law, the Articles of Incorporation or these By-Laws, any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of capital stock or any agreement between the Corporation and any national securities exchange.

          Section 12.6. Nothing contained in this Article XII shall be construed to relieve any Interested Person from any fiduciary or other obligation imposed by law.


                                 ARTICLE XIII

                                  DEFINITIONS

          For the purposes of these By-Laws:

          (1) The term "beneficial owner" and correlative terms shall have the meaning as set forth in Rule 13d-3 of the General Rules and Regulations (the "General Rules") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act"), as in effect on June 5, 1985, except that the words "within sixty days" in Rule 13d-3(d)(1)(i) shall be omitted.

          (2)  The term "Business Combination" shall mean:

               (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) (i) with an Interested Person, any Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Person or any Person (as hereinafter defined) acting in concert with an Interested Person (including, without limitation, any Person, which after such merger or consolidation, would be an Affiliate or Associate of an Interested Person), in each case irrespective of which Person is the surviving entity in such merger or consolidation, or (ii) proposed, directly or indirectly, by or on behalf of an Interested Person;

               (b) any sale, lease, exchange, transfer, distribution to shareholders or other disposition, including, without limitation, a mortgage, pledge or other security device, by the Corporation or any Subsidiary (in a single transaction or a series of separate or related transactions) of all, substantially all or any Substantial Part (as hereinafter defined) of the assets or business of the Corporation or a Subsidiary (including, without limitation, any securities of a Subsidiary) (i) to or with an Interested Person, or (ii) proposed, directly or indirectly, by or on behalf of an Interested Person;

               (c) the purchase, exchange, lease or other acquisition, including, without limitation, a mortgage, pledge or other security device, by the Corporation or any Subsidiary (in a single transaction or a series of separate or related transactions) of all, substantially all or any Substantial Part of the assets or business of (i) an Interested Person, or (ii) any Person, if such purchase, exchange, lease or other acquisition is proposed, directly or indirectly, by or on behalf of an Interested Person;

               (d) the issuance of any securities, or of any rights, warrants or options to acquire any securities, by the Corporation or a Subsidiary to an Interested Person (except (i) as a result of a pro rata stock dividend or stock split, (ii) upon the exercise or conversion of warrants or other rights, including preemptive rights, or convertible securities acquired by an Interested Person prior to or simultaneously with becoming an Interested Person or (iii) upon conversion of publicly traded convertible securities of the Corporation) or the acquisition by the Corporation or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, issued by an Interested Person;

               (e) any plan or proposal for, or which has the effect of, the partial or complete liquidation, dissolution, spin off, split off or split up of the Corporation or any Subsidiary proposed, directly or indirectly, by or on behalf of an Interested Person;

               (f) any of the following which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock or capital stock of any Subsidiary thereof which is beneficially owned by an Interested Person: any reclassification of securities (including, without limitation, any reverse stock split) of the Corporation, any issuance of any Voting Stock or other securities of the Corporation, any recapitalization of the Corporation or any merger, consolidation or other transaction (whether or not with or into or otherwise involving an Interested Person); and

               (g) any agreement, contract, understanding or other arrangement providing for any of the transactions described in this subsection (2) of this Article XIII.

          (3) The term "Continuing Director" shall mean (i) a director serving continuously as a director of the Corporation from and including June 5, 1985; (ii) a person who was a member of the Board of Directors of the Corporation immediately prior to the time that any then existing Interested Person became an Interested Person, (iii) a person not affiliated with any Interested Person and designated (before or simultaneously with initially becoming a director) as a Continuing Director by at least a majority of the then Continuing Directors and (iv) a director deemed to be a Continuing Director in accordance with the last sentence of this subsection (3) of this Article XIII. All references to action by a specified percentage of the Continuing Directors shall mean a vote of such specified percentage of the total number of Continuing Directors of the Corporation at a meeting at which at least such specified percentage of the total number of Continuing Directors shall have been in attendance. Whenever a condition requires the act of a specified percentage of Continuing Directors, such condition shall not be capable of fulfillment unless there is at least one Continuing Director. If all of the capital stock of the Corporation is beneficially owned by one Person continuously for at least three consecutive years during which period at least three annual meetings of shareholders shall have taken place, at which meetings all of the Continuing Directors as defined in clauses (i)-(iii) above shall not have been reelected, all directors elected from and after such third consecutive year shall be deemed Continuing Directors.

          (4) The term "Independent Majority of Shareholders" shall mean the majority of the votes held by holders of shares of the outstanding Voting Stock that are not beneficially owned or controlled, directly or indirectly, by any Interested Person.

          (5) The term "Interested Person" shall mean (i) any Person, which, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the General Rules promulgated by the Commission under the Exchange Act, as in effect on June 5, 1985) and any Person acting in concert therewith, is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the votes held by the holders of shares of Voting Stock, (ii) any Affiliate or Associate of an Interested Person, including, without limitation, a Person acting in concert therewith,
(iii) any Person that at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the votes held by the holders of shares of Voting Stock, or (iv) an assignee of, or successor to, any shares of Voting Stock which were at any time within the two-year period prior to the date in question beneficially owned by any Interested Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended. For purposes of determining the percentage of votes held by a Person, any Voting Stock not outstanding which is subject to any option, warrant, convertible security, preemptive or other right held by such Person (whether or not such option, warrant, convertible security, preemptive or other right is currently exercisable) shall be deemed to be outstanding for the purpose of computing the percentage of votes held by such Person.

          Notwithstanding anything contained in the immediately preceding paragraph, the term "Interested Person" shall not include (A) a Subsidiary of the Corporation or (B) a Continuing Director who bene-ficially owned, on June 5, 1985, ten percent (10%) or more of the votes held by the holders of shares of Voting Stock and any Affiliate or Associate of one or more of such Continuing Directors. For purposes of Articles III and XI of these By-Laws, the term "Interested Person" shall not include any Person which shall have deposited all of its Voting Stock in a voting trust (only and for so long as the voting trust shall be continuing and all of such Person's Voting Stock shall remain deposited in the Voting Trust) pursuant to an agreement with the Corporation providing the Corporation with the power to appoint a majority of the voting trustees of the voting trust who, in turn, shall have the power to vote all of the shares of Voting Stock in the voting trust, in their discretion, for the election of directors of the Corporation and the amendment of the Articles of Incorporation and/or these By-Laws. The agreement by the Corporation with any Person described in the immediately preceding sentence to use its best efforts to elect one designee of such Person as a director and to cause the voting trustees appointed by the Corporation to vote for such designee shall not cause such Person to be deemed an Interested Person for purposes of Articles III and XI of these By-Laws.

          A Person who is an Interested Person as of (x) the time any definitive agreement, or amendment thereto, relating to a Business Combination is entered into, (y) the record date for the determination of shareholders entitled to notice of and to vote on a Business Combination, or (z) immediately prior to the consummation of a Business Combination shall be deemed an Interested Person for purposes of this definition.

          (6) The term "Person" shall mean any individual, corporation, partnership or other person, group or entity (other than the Corporation, any Subsidiary or a trustee holding stock for the benefit of employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of securities, such partnership, syndicate, association or group will be deemed a "Person".

          (7) The term "Subsidiary" shall mean any corporation or other entity fifty percent (50%) or more of the equity of which is beneficially owned by the Corporation; provided, however, that for purposes of the definition of Interested Person set forth in subsection (5) of this
Article XIII and the definition of Person set forth in subsection (6) of this Article XIII, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

          (8) The term "Substantial Part", as used in reference to the assets or business of any Person means assets or business having a value of more than ten percent (10%) of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is made.

          (9) For the purposes of determining the number of "votes held by holders" of shares, including Voting Stock, of the Corporation, each share shall have the number of votes granted to it pursuant to Article Fifth of the Articles of Incorporation of the Corporation.

          (10) The term "Voting Stock" shall mean stock or other securities of the Corporation entitled to vote generally in the election of directors.
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